Exhibit 10.12
                            STOCK PURCHASE AGREEMENT


     STOCK PURCHASE AGREEMENT, dated March 1, 2000 between C&R INVESTMENTS I, L.P., a Pennsylvania limited partnership ("Buyer") and NUTRISYSTEM.COM INC., a Delaware corporation (the "Company").

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties, intending to be legally bound, hereby agree as follows:

     1. DEFINITIONS.

     For purposes of this Agreement, the following terms shall have the meanings specified or referred to in this Section 1:

     "BALANCE SHEET" -- as defined in Section 3.6.

     "BUYER" -- as defined in the first paragraph of this Agreement.

     "COMPANY" -- as defined in the first paragraph of this Agreement.

     "CONSENT" -- any approval, consent, ratification, permission, waiver or other authorization (including any Governmental Authorization).

     "CONTEMPLATED TRANSACTIONS" -- all of the transactions contemplated by this Agreement, including, but not limited to:

            (i)   the issuance and sale of the Shares by the Company to Buyer;

            (ii)  the payment of the Purchase Price; and

            (iii) the performance by Buyer and the Company of their respective covenants and obligations hereunder.

     "CONTRACT" -- any agreement, contract, instrument, indenture, guaranty, power of attorney, commitment, promise, assurance, obligation or undertaking.

     "DAMAGES" -- as defined in Section 6.2.

     "DISCLOSURE LETTER" -- the disclosure letter delivered by the Company to Buyer concurrently with the execution and delivery of this Agreement.

     "GOVERNMENTAL AUTHORIZATION" -- any permit, license, franchise, approval, consent, ratification, permission, confirmation, endorsement, waiver,

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certification, registration, qualification or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     "GOVERNMENTAL BODY" -- any:

            (i)   federal, state, local, municipal, foreign or other government;

            (ii) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, ministry, service, system, corps, administration, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, organ, body or entity and any court or other tribunal);

            (iii) multi-national organization or body; or

            (iv) body exercising, or entitled or purporting to exercise, any executive, legislative, judicial, administrative, regulatory, police or taxing authority or power of any nature.

     "INDEMNIFIED PERSONS" -- as defined in Section 6.2.

     "KNOWLEDGE" -- an individual shall be deemed to have "Knowledge" of a particular fact or other matter if:

            (i) such individual is actually aware of such fact or other matter; or

            (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the truth or existence of such fact or other matter.


A Person (other than an individual) shall be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director or officer of such Person has Knowledge of such fact or other matter.

     "LEGAL REQUIREMENT" -- any federal, state, local, municipal, foreign or other law, statute, legislation, bill, act, enactment, constitution, resolution, proposition, initiative, canon, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, or interpretation applicable under the authority of any Governmental Body or by the eligible voters of any jurisdiction.

     "ORDER" -- any order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, sentence, subpoena, writ or award issued, made, entered


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or rendered by any court, administrative agency or other Governmental Body or by any arbitrator.

     "ORDINARY COURSE OF BUSINESS" -- an action taken by a Person shall be deemed to have been taken in the "Ordinary Course of Business" only if:

            (i) such action is recurring in nature, is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

            (ii) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature; and

            (iii) such action is similar in nature and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

     "ORGANIZATIONAL DOCUMENTS" -- (i) the articles or certificate of incorporation and the bylaws of a corporation; (ii) the partnership agreement and any statement of partnership of a general partnership; (iii) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (iv) any charter or similar document adopted or filed in connection with the formation, creation, constitution or organization of a Person, including, without limitation, a Limited Liability Company; and (v) any amendment to any of the foregoing.

     "PERSON" -- any individual, corporation (including any non-profit corporation), general partnership, limited partnership, joint venture, estate, trust, cooperative, foundation, union, syndicate, league, consortium, coalition, committee, society, firm, company or other enterprise, association, organization or other entity or Governmental Body.

     "PROCEEDING" -- any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination, investigation commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "SECURITIES ACT" -- the Securities Act of 1933, as amended.

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     "SHARES" -- as defined in Section 2.1.

     "SUBSIDIARY" -- with respect to any Person ("owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having that power only upon the happening of a contingency that has not occurred) are owned by such Person; when used without reference to a particular Person, "Subsidiary" means Subsidiary of the Company.

     "TAX" -- any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, inventory tax, occupancy tax, withholding tax, payroll tax, gift tax, estate tax or inheritance tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), or tax deficiency and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or pursuant to any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, impost, imposition, toll, duty, deficiency or fee.

     "TAX RETURN" -- any return (including any information return), report, statement, declaration, schedule, notice, notification, form, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

     "THREATENED" -- a claim, Proceeding, dispute, action or other matter shall be deemed to have been "Threatened" if any demand or statement shall have been made (orally or in writing) or any notice shall have been given (orally or in writing), or if any other event shall have occurred or any other circumstances shall exist, that might lead a prudent Person to conclude that such a claim, Proceeding, dispute, action or other matter might be asserted, commenced, taken or otherwise pursued in the future.

     2. SALE OF SHARES.

     2.1. SHARES. Subject to the terms and conditions of this Agreement, the Company, contemporaneously with the execution and delivery of this Agreement, shall issue, sell and deliver to Buyer, and Buyer shall purchase from the Company and pay for 500,000 shares of Common Stock (as defined) of the Company (each a "Share", and collectively the "Shares").

     2.2. PURCHASE PRICE. The purchase price (the "Purchase Price") for the Shares shall be Two Million Five Hundred Thousand ($2,500,000.00) Dollars, ($5.00 for each Share) payable by Bank Treasurer's check or wire transfer.

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     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to Buyer:

     3.1. ORGANIZATION AND GOOD STANDING. The Company and each Subsidiary is a corporation (or a Limited Liability Company) duly organized, validly existing and in good standing under the laws of its jurisdiction of organization with full corporate (or Limited Liability Company) power and authority to carry on its business as it is now being conducted, to own or hold under lease the properties and assets which it owns or holds under lease and perform all its obligations under the agreements and instruments to which it is a party or by which it is bound. The Company and each of the Subsidiaries is duly qualified to do business and is in good standing under the laws of each state or other jurisdiction in which the ownership or leasing of the properties owned or leased by it or the nature of the activities conducted by it requires such qualification and the failure so to qualify would have a material adverse effect on the Company's or such Subsidiary's business or rights. Section 3.1 of the Disclosure Letter lists each such jurisdiction. The Company has delivered to Buyer copies of the Organizational Documents of the Company and each of the Subsidiaries, as currently in effect. The Company has no Subsidiaries except as disclosed in Section 3.1 of the Disclosure Letter. The Company owns all of the outstanding stock of or beneficial interests in each of the Subsidiaries.

     3.2. AUTHORITY; NO CONFLICT. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company has the full right, power, authority and capacity to execute and deliver this Agreement, to issue the Shares to Buyer, and to perform its obligations hereunder. Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly:

            (a) contravene, conflict with or result (with or without notice or lapse of time) in a violation of (i) any of the provisions of the Organizational Documents of the Company or (ii) any resolution adopted by the board of directors or the stockholders of the Company;

            (b) contravene, conflict with or result (with or without notice or lapse of time) in a violation of any Legal Requirement or any


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                  Order to which the Company or any of the assets owned or used by the Company, may be subject;

            (c) contravene, conflict with or result (with or without notice or lapse of time) in a violation of any of the terms or requirements of, or give any Governmental Body the right (with or without notice or lapse of time) to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

            (d) contravene, conflict with or result (with or without notice or lapse of time) in a violation or breach of any of the provisions of, or give any Person the right (with or without notice or lapse of time) to declare a default or exercise any remedy under, or to accelerate the maturity or performance of or cancel, terminate or modify, any Contract to which the Company or any Subsidiary is a party or under which the Company or any Subsidiary has any rights, or by which the Company or any Subsidiary, or any of the assets owned or used by the Company or any Subsidiary, may be bound; or

            (e) result (with or without notice or lapse of time) in the imposition or creation of any lien or encumbrance upon or with respect to any of the assets owned or used by the Company or any Subsidiary.

The Company and each Subsidiary is not and will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     3.3. ISSUANCE OF SHARES. The Shares, when issued to Buyer pursuant to this Agreement will be duly and validly authorized and issued, fully paid and nonassessable.

     3.4. DISCLOSURE DOCUMENTS. Each of the Company's Registration Statement on Form 10 filed with the Securities and Exchange Commission, as amended by Amendment No. 1 and Amendment No. 2 thereto (the "Form 10"), and the Company's Confidential Private Placement Memorandum dated August 20, 1999 did not contain any untrue statement of a material fact or fail to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Since February 10, 2000, there has not been any change in the business, operations, properties, prospects, assets or financial

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condition of the Company which individually or in the aggregate is materially adverse or any event, condition or contingency that is likely to result in such material adverse change.

     3.5. CAPITALIZATION. The authorized capital stock of the Company consists of 5,000,000 shares of Preferred Stock, par value $.001, of which no shares are outstanding, and 55,000,000 shares of Common Stock, par value $.001 per share ("Common Stock") of which 27,176,737 shares are issued and outstanding. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in
Section 3.5 of the Disclosure Letter, there are no outstanding options, rights, conversion rights, agreements or commitments of any kind relating to the issuance, sale or transfer of any equity securities or other securities of the Company. None of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act or the securities or blue sky Legal Requirements of any state or other jurisdiction. Except for its Subsidiaries the Company neither owns, nor has any option, right, agreement or commitment of any kind to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

     3.6. FINANCIAL STATEMENTS AND PROJECTIONS.

     (a) The Consolidated Balance Sheets of the Company at December 31, 1997, 1998 and 1999, as included the Company's Form 10, as attached to the Disclosure Letter as Section 3.6(a) (the latter Balance Sheet being referred to herein as the "Balance Sheet") and the related statements of operations for the respective periods then ended, including in each case the notes thereto, fairly present the financial condition and results of operations of the Company as at the respective dates thereof and for the periods therein referred to. The financial statements referred to in this Section reflect the consistent application of accounting principles throughout the periods involved except as disclosed in the notes to such financial statements.

     (b) The financial information of the Company set forth as Section 3.6(b) of the Disclosure Letter accurately reflects the books of account of the Company and the application of accounting principles consistent with prior periods.

     (c) The projections of revenue and expenses of the Company as set forth in
Section 3.6(c) of the Disclosure Letter are based upon estimates believed by the Company as of the date of this Agreement to be realizable.

     3.7. BOOKS AND RECORDS. The books of account, minute books, stock record books and other records of the Company, all of which have been made available to Buyer, are complete and correct and have been

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maintained in accordance with sound business practices. The minute books of the
Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Board of Directors and committees of the Board of Directors of the Company, and no meetings of any such stockholders, Board of Directors or committee has been held for which minutes have not been prepared and are not contained in such minute books.

     3.8. NO UNDISCLOSED LIABILITIES.

     (a) The Company and the Subsidiaries have no liabilities or obligations of any nature (known or unknown, absolute, accrued, contingent or otherwise) arising on the basis of facts in existence on the date of this Agreement that were not fully reflected or reserved against in the Balance Sheet, except for liabilities and obligations incurred in the Ordinary Course of Business of the Company since the date of the Balance Sheet.

     (b) The Company and the Subsidiaries own or have the contractual right to use all of the assets, tangible and intangible (including, without limitation, intellectual property assets), used by the Company and the Subsidiaries to conduct their business as presently conducted.

     3.9. TAXES. The Company has paid, or made provision for the payment of, all Taxes that have or may have become due and payable by the Company (including, without limitation, taxes which may be payable by the Company in respect of the Tax liability of any predecessor entity of the Company). The charges, accruals and reserves with respect to Taxes on the books of the Company and each Subsidiary are adequate and are at least equal to the Company's and such Subsidiary's liability for Taxes. All Taxes that the Company and any Subsidiary is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person. All Tax Returns filed by the Company are true, correct and complete.

     3.10. COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS.

     (a) The Company and each Subsidiary is in compliance with each Legal Requirement that is applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

     (b) No event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in a violation by the Company or any Subsidiary of, or a failure to comply with, any Legal Requirement;

     (c) The Company and each Subsidiary is, and at all times has been, in compliance with all of the terms and requirements of each


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Governmental Authorization which is necessary to permit the Company or such
Subsidiary to conduct and operate its business as presently conducted; and

     (d) No event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure by the Company or any Subsidiary to comply with any term or requirement of any such Governmental Authorization or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any such Governmental Authorization.

     3.11. LEGAL PROCEEDINGS; ORDERS.

     (a) There is no pending Proceeding:

            (i) that has been commenced by or against the Company or any Subsidiary or that otherwise relates to or might affect in any material respect the business of, or any of the assets owned or used by, the Company or any Subsidiary; or

            (ii) that challenges, or that might have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions.

To the Knowledge of the Company (1) no such Proceeding has been Threatened and
(2) no event has occurred, and no condition or circumstance exists, that might give rise to or serve as a basis for the commencement of any such Proceeding.

     (b) Except as set forth in Section 3.11(b) of the Disclosure Letter

            (i) there is no Order to which the Company or any Subsidiary, or any of the assets owned or used by the Company, is subject;

            (ii) to the Knowledge of the Company or any Subsidiary, no officer, director or employee of the Company or any Subsidiary is subject to any Order that prohibits or restricts such officer, director or employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company or any Subsidiary;

            (iii) the Company is, and at all times has been, in compliance in all material respects with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject; and

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            (iv)  no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is subject.

     3.12. INSURANCE. The Company maintains in force policies of insurance with reputable carriers having coverages and policy limitations which in the opinion of management of the Company are adequate for the business conducted by the Company and the Subsidiaries.

     3.13. DISCLOSURE.

     (a) No representation or warranty of the Company contained in this Agreement or statement in the Disclosure Letter contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they are made, not misleading.

There is no fact known to the Company which has specific application to the Company (other than general economic or industry conditions) and which materially adversely affects or, so far as the Company can reasonably foresee, materially Threatens, the assets, business, prospects, financial condition or results of operations of the Company which has not been set forth in this Agreement or the Disclosure Letter.

     4. REPRESENTATIONS AND WARRANTIES BY BUYER.

     Buyer hereby represents and warrants to the Company as follows:

     4.1. ORGANIZATION AND GOOD STANDING. Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

     4.2. AUTHORITY; NO CONFLICT. Buyer has full partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed, and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms. Neither the execution and delivery of this Agreement by Buyer nor the consummation of the Contemplated Transactions will, directly or indirectly:

     (a) violate or conflict with any provision of the Organizational Documents of Buyer;

     (b) violate or conflict with any provision of any Legal Requirement or Order binding upon Buyer; or

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     (c) result in a breach of, or constitute a default under (or with notice or lapse of time or both result in a breach of or constitute a default under) or otherwise give any Person the right to terminate, any Contract to which Buyer is a party or by which it is bound and which is material to the business or condition of Buyer.

Buyer is not required to give prior notice to, or obtain any Consent of, any Person in connection with the execution and delivery of this Agreement or the consummation of the Contemplated Transactions.

     4.3. INVESTMENT INTENT.

     (a) Buyer is acquiring the Shares for its own account, not as nominee or agent, for investment and not with a view to or for resale in connection with any distribution or public offering thereof within the meaning of the Securities Act, except pursuant to an effective registration statement or exemption from registration under the Securities Act.

     (b) Buyer understands that (i) the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, and may not be transferred or resold except pursuant to an effective registration statement or exemption from registration; (ii) each certificate representing the Shares will be endorsed with the following legend:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAW. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR RESALE IN CONNECTION WITH THE DISTRIBUTION THEREOF. NO DISPOSITION OF THESE SECURITIES MAY BE MADE UNLESS (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAW IS THEN IN EFFECT WITH RESPECT THERETO, (ii) A WRITTEN OPINION REASONABLY SATISFACTORY TO THE COMPANY FROM COUNSEL FOR THE COMPANY OR OTHER COUNSEL FOR THE HOLDER REASONABLY ACCEPTABLE TO THE COMPANY HAS BEEN OBTAINED TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED OR (iii) A "NO-ACTION" LETTER OR ITS THEN EQUIVALENT HAS BEEN ISSUED BY THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION."

and (iii) the Company will instruct any transfer agent not to register the transfer of any of the Shares unless the conditions specified in the foregoing legend are satisfied.

     (c) Buyer has been furnished with such materials and has been given access to such information relating to the Company as it or its


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qualified representative has requested and has been afforded the opportunity to ask questions regarding the Company and the Shares, all as Buyer has found necessary to make an informed investment decision. Buyer has received no representation or warranty from the Company or its officers, employees or agents with respect to its investment and has received no information relating to the operations or business of the Company and its Subsidiaries other than as set forth in this Agreement or the Disclosure letter.

     (d) Buyer has experience in investing in securities of companies in the developmental stage, such as the Company, and acknowledges that Buyer is able to fend for itself and to assess the economic risk of investment in the Shares and has such knowledge and experience in financial and business matters that it can be assumed to be capable of evaluating the merits and risks of an investment in the Shares and of protecting its interests in such an investment.

     (e) Each of the partners of Buyer is an "Accredited Investor" as such term is defined in Rule 501 under the Securities Act.

     (f) Buyer understands that its investment involves a high degree of risk and that there is no assurance as to the future performance of the Company.

     4.4. BROKERS OR FINDERS. Buyer and its agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other like payment in connection with this Agreement and will indemnify and hold the Company harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer, its officers and agents.

     5. COVENANTS OF PARTIES.

     5.1. FURTHER ASSURANCES. Each party will, upon request of another party from time to time after the Closing, execute and deliver, and use their commercially reasonable efforts to cause other Persons to execute and deliver, to another party all such further documents and instruments, and will do or use their commercially reasonable efforts to cause to be done such other acts, as such other party may reasonably request more completely to consummate and make effective the Contemplated Transactions.

     5.2. EXPENSES. Except as expressly otherwise provided herein, each party to this Agreement shall bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel and accountants. Notwithstanding the foregoing, the Company shall reimburse Buyer for Buyer's out of pocket expenses (including,

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without limitation, attorneys' fees and due diligence expenses), not to exceed
$25,000, in connection with the purchase of the Shares.

     5.3. PUBLIC ANNOUNCEMENTS. Any public announcement or similar publicity with respect to this Agreement shall be issued, if at all, at such time and in such manner as Buyer and the Company mutually shall agree, provided, however, that the foregoing provision shall not prohibit the Company from making only such disclosure as counsel for the Company may advise the Company is necessary to comply with federal and state securities laws.

     5.4. REGISTRATION RIGHTS.

     (a) (1) As used in this Section 5.4, the following terms have the following respective meanings:

            (i)   "Commission" shall mean the Securities and Exchange
                  Commission.

            (ii) "Holder" shall mean Buyer and each of its affiliates to whom Buyer may transfer any of the Registrable Shares and any person controlling any of the foregoing within the meaning of the Securities Act.

            (iii) "Registration Expenses" and "Selling Expenses" shall mean the expenses so described in subsection (4) of this paragraph (a).

            (iv) "Registrable Shares" shall mean 500,000 shares of Common Stock purchased by Holder under this Agreement (subject to appropriate adjustments for stock splits, stock dividends, combinations and other recapitalizations).

            (v) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     (2) The Company shall:

            (i)   Subject to the provisions of paragraphs (d) and (e) of this
                  Section 5.4, upon the written request of Holder not earlier than December 31, 2000, prepare and file with the Commission not later than the earlier of 90 days after the date of such request or the filing of a registration statement by the Company under the Securities Act, a registration statement with respect to not less than 175,000 nor more than 350,000 of the Registrable Shares (the "Registration Statement") and use its best efforts to cause the Registration Statement to become and remain effective as soon thereafter as possible. In the

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                  event that the Company shall have filed a registration
                  statement before the expiration of 90 days, the Registrable Shares shall be included in such Registration Statement on the terms set forth in this subsection.

            (ii) Prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for not more than six (6) months from the date of its effectiveness (plus such additional time during which Holder must cease making offers and sales, as provided in subparagraph (v) below) or (unless otherwise required by the Securities Act) until the Registrable Shares covered thereunder have been sold, whichever is earlier.

            (iii) Furnish to Holder such number of copies of each prospectus contained in the Registration Statement (other than a preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents as Holder may reasonably request in order to facilitate the disposition of the Registrable Shares owned by Holder.

            (iv) If such registration or qualification is required, use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or blue sky laws of such jurisdictions as Holder shall reasonably request, and use its best efforts to do any and all other acts and things which may be necessary or advisable so to register or qualify the Registrable Shares to enable Holder to consummate the disposition of the Registrable Shares owned by Holder in such jurisdictions during the period covered in subparagraph (ii) above; provided that the Company shall not be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by the Registration Statement in any jurisdiction where it is not then so subject.

            (v) Notify Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. Holder agrees, upon receipt of such notice, forthwith to cease making offers and sales of the Registrable Shares pursuant to the Registration Statement or deliveries of the prospectus contained therein for any purpose and to return to the Company, for modification and exchange, the copies of such prospectus not theretofore delivered by Holder; provided, that the Company shall forthwith prepare and furnish, after securing such approvals as may be necessary, to Holder a reasonable number of copies of any supplement to or amendment of such prospectus that may be necessary so that, as thereafter delivered to the Holder of such Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

            (vi) Promptly notify Holder of any stop order or similar proceeding initiated by state or federal regulatory bodies and use its best efforts to take all necessary steps expeditiously to remove such stop order or similar proceeding.

            (vii) Otherwise use reasonable efforts in good faith to comply with all applicable rules and regulations of the Commission, and, if required, make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months, but not more than eighteen months, beginning with the first day of the Company's first fiscal quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; provided, however, that the Company shall not be required to conduct a special audit in order to satisfy its obligation under this paragraph (vii).

           (viii) Upon receipt of such confidentiality agreements as the Company may reasonably request, make available for inspection, upon the written request of Holder, by Holder and by any attorney, accountant or other agent retained by Holder, all pertinent financial and other records, pertinent corporation documents and properties of the Company and its Subsidiaries as shall be reasonably necessary to enable Holder to exercise and fulfill his due diligence responsibility, and cause all of the Company's and its Subsidiaries, officers, directors and employees to supply all information reasonably requested by Holder, or his attorney, accountant or agent in connection with the Registration Statement.

     (3) As a condition to the Company's obligation hereunder to file and use its best efforts to cause to become effective the Registration Statement, Holder shall provide such information and execute such documents, including questionnaires and indemnities not inconsistent herewith, as may reasonably be required in connection with such registration.

     (4) All expenses incurred by the Company in complying with any of the foregoing provisions of this Paragraph (a), including without limitation all federal (including the Commission and the National Association of Securities Dealers, Inc.) and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, and accountants' fees and expenses (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company), incident to or required by any such registration are herein called "Registration Expenses". All underwriting discounts, fees and disbursements of any counsel to the Holder, selling commissions and transfer taxes applicable to the sale of Registrable Shares hereunder are herein called "Selling Expenses". The Registration Expenses and Selling Expenses in connection with the registration of the Registrable Shares shall be borne as follows:

            (i)   All Registration Expenses shall be borne by the Company.

            (ii) All Selling Expenses incurred in connection with the Registration Statement shall be borne by Holder; provided, however, that if other shares of capital stock of the Company are included in the Registration Statement, such Selling Expenses shall be borne by Holder pro rata with all other Persons (including the Company) for whose account the securities covered by the Registration Statement are offered in accordance with the amount of securities being so offered for the account of each such Person.


     (5) (i) The Company agrees to indemnify and hold harmless Holder against any and all losses, claims, damages, liabilities or expenses, joint or several (including any investigation, legal and other expenses incurred in connection with any action, suit or proceeding or any claim asserted), arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any prospectus included therein, or any omission or alleged omission of any material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon a statement in writing furnished by or on behalf of Holder for inclusion therein or an omission or failure by Holder to furnish any statement with respect to Holder required to be included therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Holder and shall survive the transfer of the Registrable Shares. Promptly after receipt by Holder of written notice of the commencement of any action in respect of which indemnity may be sought against the Company, Holder shall notify the Company in writing of the commencement thereof, and, subject to the provisions hereinafter stated and Holder's reasonable cooperation, the Company shall assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to Holder and the payment of expenses and such counsel's fees) insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company; provided, however, that the failure of Holder to give written notice to the Company of the commencement of any action shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually prejudiced by such failure to give notice. Holder shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Company unless in the reasonable judgment of Holder, a conflict of interest between the Company and Holder exists in respect of such claim, in which event the fees and expenses of such counsel shall be at the expense of the Company. In connection with any offering under this Paragraph (a) which is to be underwritten, the Company further agrees to enter into an underwriting agreement in usual and standard form respecting such offering; provided that the terms of such underwriting agreement shall not be inconsistent or conflict with the provisions of this Agreement.

     (ii) The obligations of the Company under this Paragraph (a) are subject to the following conditions, which Holder hereby agrees to fulfill: (i) that Holder whose Registrable Shares are to be included in any registration referred to in this Section agrees, in writing, prior to the filing of such registration or qualification, and hereby does agree to indemnify and hold harmless the Company, each Person, if any, who controls the Company within the meaning of the Securities Act and the officers and directors of the Company, against any and all losses, claims, damages, liabilities or expenses arising out of or based upon any untrue statement or alleged untrue statement of a material fact in any related registration statement, prospectus, offering circular, notification or other document or any omission or alleged omission of any material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to statements or omissions made in reliance upon a statement in writing furnished by or on behalf of Holder (but only to the extent such statement was made in Holder's capacity as a holder of Registrable Shares and not in Holder's capacity as an officer or director of the Company, if applicable) for inclusion therein and with reference to statements or omissions made in reliance upon an omission or failure by Holder to furnish any statement with respect to Holder required to be included therein (which indemnification shall remain in full force and effect regardless of any investigation made by the Company or any person controlling the Company and shall survive the transfer of the Registrable Shares), and (ii) if such registration or qualification relates to an offering which is to be underwritten, that Holder agrees to enter into an underwriting agreement in usual and standard form respecting such offering; provided that the terms of such underwriting agreement shall not be inconsistent or conflict with the provisions of this Agreement. Promptly after receipt of written notice of the commencement of any action in respect of which indemnity may be sought against Holder, the Company will notify Holder in writing of the commencement thereof, and Holder shall, subject to the provisions hereinafter stated and the Company's reasonable cooperation, assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to the Company, and the payment of expenses and such counsel's fees) insofar as such action shall relate to the alleged liability in respect of which indemnity may be sought against Holder, provided, however, that the failure of the Company to give written notice to Holder of the commencement of any action shall not relieve Holder of its obligations hereunder except to the extent that Holder is actually prejudiced by such failure to give notice. The Company and each such director, officer, or controlling Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expense of such counsel shall not be the expense of Holder unless in the reasonable judgment of the Company or such director or officer or controlling Person, a conflict of interest between Holder and the Company or such director or officer or controlling Person exists in respect of such claim, in which event the fees and expenses of such counsel shall be at the expense of Holder.

     (6) A party required to indemnify another party ("indemnifying party") shall not be liable for any settlement of any action or claim relating to any such liability or expense effected without its consent, but if any settlement is effected with its consent or if a final judgment for the plaintiff is entered in any such action, such indemnifying party agrees to indemnify and hold harmless the indemnified party from and against any loss or liability by reason of any such settlement or judgment.

     (b) The rights to cause the Company to register Registrable Securities pursuant to this Section 5.4 may be assigned (but only with all related obligations) by a Holder, without the consent of the Company, to a transferee or assignee of such securities who (a) after such assignment or transfer, holds at least 200,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), (b) is a subsidiary, parent, general partner, limited partner or retired partner of a Holder or (c) is a Holder's family member or trust for the benefit of an individual Holder; provided (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of paragraph (d) below; and (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

     (c) From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (i) to include such securities in any registration filed under Paragraph (a) hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration statement on no more than a pro-rata basis with the amount of the Registrable Securities of the Holders which are included or (ii) to make a demand registration which could result in such registration statement being declared effective prior to the expiration of one hundred twenty (120) days of the effective date of any registration effected pursuant to Paragraph
(a) hereof.

     (d) During the period of duration (not exceeding one hundred and eighty
(180) days) specified by the Company and an underwriter of common stock or other securities of the Company following the effective date of a registration statement of the Company filed under the Securities Act (other than on Form S-8 or Form S-4), Holder shall not, to the extent requested by the Company and such underwriter, make any demand for registration under Paragraph (a) above or directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period, except Common Stock included in such registration; provided, however, that (i) such agreement shall be applicable only to the first registration statement of the Company which does not include any shares owned by selling shareholders to become effective after the date of this Agreement, and (ii) all directors, officers and affiliates of the Company and all other persons with registration rights enter into similar agreements.

     (e) No Holder shall be entitled to exercise any right provided for in this
Section 5.4 after three (3) years following the date of this Agreement.


     5.5. RIGHT OF FIRST OFFER. Subject to the terms and conditions specified in this Section 5.5, the Company hereby grants to each Holder a right of first offer with respect to future sales by the Company of its Common Stock. A Holder shall be entitled to apportion the right of first offer hereby granted to it among itself and its partners and affiliates in such proportions as it deems appropriate.

     (a) Each time that the Company proposes to offer any shares of Common Stock to any investor which is a venture capital fund, insurance company, pension fund, investment partnership, or other non-strategic institutional investor, the Company shall first make an offering of shares of such Common Stock to Holder in accordance with the following provisions:

            (i) The Company shall deliver a notice by certified mail ("Notice") to the Holders stating (i) its bona fide intention to offer such shares, (ii) the number of shares of Common Stock to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Common Stock.

            (ii) By written notification received by the Company, within 15 calendar days after giving of the Notice, the Holders may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that percentage of such Common Stock which equals a fraction, the numerator of which is the number of shares of Common Stock held by such Holder, and the denominator of which is the total number of shares of Common Stock of the Company then outstanding.

            (iii) The right of first offer in this Section 5.5 shall not be applicable to (i) securities issued upon conversion or exchange of securities outstanding on the date hereof, (ii) securities offered to the public pursuant to a registration statement filed under the Securities Act; (iii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets, or other reorganization; or (iv) securities issued or issuable at any time to employees, directors or consultants of the Company, or any subsidiary, pursuant to any employee stock option plan or arrangement.

     5.6. REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 under the Securities Act and any other rule or regulation that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration, the Company agrees to:

     (a) make and keep public information available, as those terms are understood and defined in Rule 144, and to file all reports and other documents required by the Securities Exchange Act of 1934; and

     (b) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation which permits the selling of any such securities without registration or pursuant to such form.

     5.7. COMPLETION OF PRIVATE PLACEMENT. Without the prior written consent of Buyer, which shall not unreasonably be withheld, the Company will not sell during the six months commencing March 1, 2000, (except pursuant to options and warrants outstanding as of the date of this Agreement and except pursuant to an offering registered under the Securities Act) any shares of its Common Stock for a price less than $6.00 per share.

     5.8. NOMINATION AS DIRECTOR. The Company will cause Donald Caldwell to be elected as a director of the Company promptly after the date of this Agreement and will cause Donald Caldwell to be a nominee for election as a director of the Company at all meetings of shareholders for the election of directors at any time prior to December 31, 2001.

     6. INDEMNIFICATION; REMEDIES.

     6.1. SURVIVAL. All representations, warranties and agreements contained in this Agreement shall survive the issuance and sale of the Shares notwithstanding any investigation conducted with respect thereto or any knowledge acquired as to the accuracy or inaccuracy of any such representation or warranty.

     6.2. INDEMNIFICATION BY THE COMPANY. The Company shall indemnify and hold harmless Buyer and its agents, representatives, employees, officers, directors, stockholders, controlling persons and affiliates (collectively, the "Indemnified Persons"), and shall reimburse the Indemnified Persons for, any loss, liability, claim, damage, expense (including, but not limited to, costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages") arising from or in connection with (a) any inaccuracy in any of the representations and warranties of the Company in this Agreement, (b) any failure by the Company to perform or comply with any agreement in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with the Company (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

     6.3. INDEMNIFICATION BY BUYER. Buyer shall indemnify and hold harmless the Company, and shall reimburse the Company for, any Damages arising from or in connection with (a) any inaccuracy in any of the representations and warranties of Buyer in this Agreement, (b) any failure by Buyer to perform or comply with any agreement in this Agreement, and (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

     7. MISCELLANEOUS.

     7.1. NOTICES. All notices, consents and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when
(a) delivered by hand, (b) sent by telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or (c) when and telecopier numbers as a party may designate as to itself by notice to the other parties):

                           Company

                                nutrisystem.com inc.
                                202 Welsh Road
                                Horsham, PA 19044

                                Attn: Brian D. Haveson, President
                                and Chief Executive Officer

                                Telecopy No. (215) 706-5388

                           with a copy to:

                                Duane, Morris & Hecksher LLP
                                4200 One Liberty Place
                                Philadelphia, PA 19103

                                Attn: Frederick W. Dreher

                                Telecopy No. (215) 979-1213

                           Buyer

                                C&R Investments I, L.P.
                                c/o Cross Atlantic Capital Partners
                                Five Radnor Corporate Center
                                100 Matsonford Road
                                Radnor, PA 19087

                                Attn: President

                                Telecopy No. (610) 971-2062

                           with a copy to:

                                Joseph J. Connolly
                                Eckert, Seamans, Cherin & Mellott
                                1515 Market Street, Ninth Floor
                                Philadelphia, PA 19102-1909

                                Telecopy No. (215) 851-8383

     7.2. JURISDICTION; SERVICE OF PROCESS. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the Commonwealth of Pennsylvania or, if it has or can acquire jurisdiction, in the United States District Court for the Eastern District of Pennsylvania, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

     7.3. ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior and contemporaneous agreements among the parties with respect to its subject matter (including, without limitation that certain letter agreement between the Company and Cross Atlantic Capital Partners Inc. dated February 3, 2000) and is intended as a complete and exclusive statement of the terms of the agreement among the parties with respect thereto. This Agreement may not be changed or terminated except by a written agreement executed by Buyer and the Company.

     7.4. GOVERNING LAW. This Agreement shall be governed by, and construed under, the laws of the Commonwealth of Pennsylvania without regard to the conflicts of laws principles thereof, all rights and remedies being governed by such laws.

                                    C&R INVESTMENTS I, L.P.


                                    By Cross Atlantic Capital Partners, Inc.
                                       -------------------------------------
                                             its General Partner


                                    By: /s/ Glenn T. Rieger
                                        ---------------------------
                                             its President


                                    NUTRISYSTEM.COM INC.



                                    By: /s/ Brian D. Haveson
                                        -------------------------------
                                        Brian D. Haveson, President
                                        and Chief Executive Officer